Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Becton, Dickinson and Company of our report dated August 11, 2014 relating to the financial statements and financial statement schedule of CareFusion Corporation, which appears in the Current Report on Form 8-K of Becton, Dickinson and Company dated December 4, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Diego, California

July 30, 2015